UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 19, 2021
HYLIION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-38823	82-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park, TX	78613
(Address of principal executive offices)	(Zip Code)
(833) 495-4466
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2021, the Board of Directors of Hyliion Holdings Corp. (the “Company”) appointed Elaine L. Chao, age 68, to the Board of Directors. Ms. Chao will serve as a Class I director with a term that expires at the Company’s 2024 Annual Meeting of Stockholders or until her successor is elected and qualified. Further, Ms. Chao was appointed to serve on the Nominating and Corporate Governance Committee of the Board. With this appointment, the Board now has eight directors.

Ms. Chao was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and Ms. Chao that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Chao will be compensated for her services on the Board on the same basis as each of the Company’s other non-employee directors. Annual compensation for non-employee directors is comprised of cash and stock-based equity compensation. The cash compensation consists of an annual retainer and the stock-based equity compensation consists of awards of restricted stock units. A more detailed description of the compensation of directors of the Company was previously reported in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2021, under “Director Compensation,” and that section of the Definitive Proxy Statement is incorporated herein by reference.

The Company has entered into an indemnification agreement with Ms. Chao on the same basis as each of the Company’s other directors. This agreement, among other things, requires the Company to indemnify its directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director in any action or proceeding arising out of their services as one of the Company’s directors or any other company or enterprise to which the person provides services at the Company’s request. The foregoing description of the indemnification agreement is qualified in its entirety by the full text of the form of indemnification agreement, which was previously filed with the Securities and Exchange Commission on October 7, 2020, as Exhibit 10.4 to its Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 24, 2021

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

		By:	/s/ Thomas Healy
Date:	August 24, 2021		Thomas Healy
Chief Executive Officer